Exhibit 32.1
CERTIFICATIONS OF ERIC J. PULASKI, CHAIRMAN OF THE BOARD
AND CHIEF EXECUTIVE OFFICER, AND EDWARD L. PIERCE, DIRECTOR,
EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER,
PURSUANT TO 18 U.S.C. SECTION 1350
The undersigned officers of BindView Development Corporation (the “Company”) hereby certify that (a) the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (b) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
The foregoing certifications are made solely for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and are subject to the “knowledge” and “willingness” qualifications contained in 18 U.S.C. Section 1350(c).
This certification is being furnished to the Commission and is not to be deemed “filed” with the Commission for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of Section 18. In addition, this certification is not to be incorporated by reference into any registration statement of the Company or other filing of the Company made pursuant to the Exchange Act or Securities Act of 1933, as amended, unless specifically identified as being incorporated therein by reference.

Dated: November 4, 2005	/s/ Eric J. Pulaski

Eric J. Pulaski
Chairman of the Board and
Chief Executive Officer

/s/ Edward L. Pierce

Edward L. Pierce
Director, Executive Vice President and Chief Financial Officer